SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2009

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101
Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

Effective as of June 30, 2009, Orleans Homebuilders, Inc. (the “Company”) amended its Supplemental Executive Retirement Plan (the “Amendment”).  The Amendment, among other things, terminates certain retirement and disability benefits provided to participants in the Supplemental Executive Retirement Plan (the “SERP”).

The following is a summary of the material provisions of the Amendment.  This summary is qualified in its entirety by reference to the Amendment, which is incorporated by reference in its entirety herein and a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.  Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such term in the Amendment.

The Amendment terminates the retirement income and disability benefits provided to participants in the SERP and deletes all references to such provisions in the SERP.  The Amendment also deletes the provision of the SERP relating to a Change of Control and all references in the SERP related to benefits following a Change of Control.  Generally, the deleted Change of Control provisions provided for acceleration of the vesting of certain benefits under the SERP and certain other similar benefits.  The SERP continues to provide benefits to a participant’s survivors in the event a participant dies while employed by the Company.  The Company, however, reserves the right to amend or terminate the SERP at any time in its sole discretion without notice to the participant.  The Amendment also renames the SERP to “Orleans Homebuilders, Inc. Executive Survivor Benefit Plan.”

Item 9.01                     Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

*10.1	Amendment to the Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan effective June 30, 2009.

*  Management contract or compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: July 2, 2009
	By:	Benjamin D. Goldman
Benjamin D. Goldman
Vice Chairman

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EXHIBIT INDEX

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

*10.1	Amendment to the Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan effective June 30, 2009.

*  Management contract or compensatory plan or arrangement.

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